Exhibit 10.4

Execution Version

AMENDMENT NUMBER 1 TO

FORWARD PURCHASE AGREEMENT

BETWEEN

LONGVIEW ACQUISITION CORP.,

GLENVIEW CAPITAL MANAGEMENT, LLC

AND

THE PURCHASERS

This Amendment Number 1 to the Forward Purchase Agreement, dated as of November 19, 2020 (the “Amendment”), amends the Forward Purchase Agreement between Longview Acquisition Corp., a Delaware corporation (the “Company”), Glenview Capital Management, LLC (the “Adviser”) and each of the purchasers listed on the signature page thereto (each, a “Purchaser” and, collectively, the “Purchasers”), dated as of May 20, 2020 (as amended from time to time, the “Agreement”). Capitalized terms used herein but not defined herein are used with the meanings given them in the Agreement.

WHEREAS, the Company and certain other parties have agreed to enter into a Business Combination Agreement, effective as of the date hereof (the “Business Combination Agreement”);

WHEREAS, the Company and the Purchasers have agreed to enter into this Amendment pursuant to Section 8(k) of the Agreement, effective as of the date hereof;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Agreement is hereby amended pursuant to Section 8(k) of the Agreement as follows:

1.            The fourth Whereas clause in the Recitals shall be deleted in its entirety.

2.            Section 1 of the Agreement shall be deleted in its entirety and replaced with the following:

1. Sale and Purchase.

(a) Forward Purchase Shares.

(i) The Company shall issue and sell to the Purchasers, severally and not jointly, and the Purchasers shall purchase from the Company, at a price of $10.00 per Forward Purchase Share (the “Per Share Consideration”), an amount of Forward Purchase Shares equal to the Forward Purchase Share Amount (as defined below), with the allocation of such Forward Purchase Shares among the Purchasers to be determined by the Adviser, in its sole discretion (the “Adviser Allocation”). For purposes of this Agreement, the “Forward Purchase Share Amount” means an amount of Forward Purchase Shares equal to the quotient obtained when the amount set forth in (1) is divided by the amount in (2), where (1) is an amount not less than zero equal to $75,000,000, minus the aggregate proceeds that otherwise would be released to the Company from the Trust Account (as defined below) in connection with the Business Combination Closing (after considering any redemptions from holders of the Company’s Class A Shares), and (2) is the Per Share Consideration.

(ii) The Company shall require the Purchasers to purchase the Forward Purchase Shares pursuant to Section 1(a)(i) hereof by delivering notice (the “Company Notice”) to the Adviser and the Purchasers, at least three (3) Business Days before the funding of the aggregate purchase price for the Forward Purchase Shares (the “FPS Purchase Price”) to an escrow account specified by the Company, specifying the anticipated date of the Business Combination Closing, the aggregate FPS Purchase Price and instructions for wiring the FPS Purchase Price to an escrow account designated by the Company. At least two (2) Business Days before the anticipated date of the Business Combination Closing specified in such Company Notice, (i) the Adviser shall deliver notice of the Adviser Allocation (the “Adviser Allocation Notice”) to the Company and the Purchasers, and (ii) each Purchaser shall deliver its respective portion of the FPS Purchase Price in cash via wire transfer to the account specified in such Company Notice, to be held in escrow pending the FPS Closing (as defined below). If the FPS Closing does not occur within thirty (30) days after the Purchasers deliver the FPS Purchase Price to such account, the Company shall, upon request of the Adviser, return to the Purchasers the FPS Purchase Price, provided that the return of the FPS Purchase Price placed in escrow shall not terminate this Agreement or otherwise relieve either party of any of its obligations hereunder and the Company may provide a subsequent Company Notice pursuant to this Section 1(a)(ii). For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York, provided that banks shall be deemed to be generally open for the general transaction of business in the event of a “shelter in place” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer system (including for wire transfers) are open for use by customers on such day.

(iii) The closing of the sale of the Forward Purchase Shares (the “FPS Closing”) shall be held on the same date and immediately prior to the Business Combination Closing (such date being referred to as the “Closing Date”). At the FPS Closing, the Company shall provide instructions to the escrow agent holding the FPS Purchase Price to release the funds in the escrow account to the Company and will issue to each Purchaser the number of Forward Purchase Shares as set forth in the Adviser Allocation Notice against receipt of the FPS Purchase Price, each registered in the name of the respective Purchaser.

(b) Delivery of Forward Purchase Shares.

(i) The Company shall register each Purchaser as the owner of the number of Forward Purchase Shares as set forth in the Adviser Allocation Notice with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the FPS Closing Date.

(ii) Each book entry for the Forward Purchase Shares shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c) Legend Removal. If the Forward Purchase Shares are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or there is an effective registration statement covering the resale of the Forward Purchase Shares (and any Purchaser provides the Company with a written undertaking to sell its Forward Purchase Shares only in accordance with the plan of distribution contained in such registration statement and only if such Purchaser has not been informed that the prospectus in such registration statement is not current or the registration statement is no longer effective), then at such Purchaser’s request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to transfer such Forward Purchase Shares without any such legend; provided that, notwithstanding the foregoing, the Company will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of Forward Purchase Shares in violation of applicable law.

(d) Registration Rights. The Purchasers shall have the registration and other rights and obligations as set forth in the Amended and Restated Registration Rights Agreement set forth on Exhibit E of the Business Combination Agreement (the “Registration Rights”).

3.            Sections 8 of the Agreement shall be amended to add the following new Sections 8(q) and 8(r):

(q)  Third Party Beneficiary. Each party acknowledges and agrees that Butterfly Network, Inc. is a third-party beneficiary of the representations, warranties and covenants of this Agreement, and that Butterfly Network, Inc. is otherwise an express third party beneficiary of this Agreement, entitled to enforce the terms hereof as if it were an original party hereto.

(r)  Remedies. Each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from breach of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

4.            Exhibit A to the Agreement shall be deleted in its entirety.

5.            By execution of this Amendment, the Company and the Purchasers hereby approve of, authorize and ratify this Amendment for purposes of Section 8(k) of the Agreement.

6.            Other than as provided for herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Amendment to Forward Purchase Agreement between the Company, the Adviser and the Purchasers as of the date first above written.

COMPANY:

LONGVIEW ACQUISITION CORP.

By:	/s/ Mark Horowitz
Name: Mark Horowitz
Title: Chief Financial Officer

PURCHASERS:

GLENVIEW CAPITAL PARTNERS, L.P.

By:	/s/ Mark Horowitz
Name: Mark Horowitz
Title: Co-President of Glenview Capital Management, LLC as Investment Advisor

GLENVIEW INSTITUTIONAL PARTNERS, L.P.

By:	/s/ Mark Horowitz
Name: Mark Horowitz
Title: Co-President of Glenview Capital Management, LLC as Investment Advisor

GLENVIEW CAPITAL MASTER FUND, LTD.

By:	/s/ Mark Horowitz
Name: Mark Horowitz
Title: Co-President of Glenview Capital Management, LLC as Investment Advisor

[Signature Page to Amendment to Forward Purchase Agreement]

GLENVIEW CAPITAL OPPORTUNITY FUND, L.P.

By:	/s/ Mark Horowitz
Name: Mark Horowitz
Title: Co-President of Glenview Capital Management, LLC as Investment Advisor

GLENVIEW OFFSHORE OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Mark Horowitz
Name: Mark Horowitz
Title: Co-President of Glenview Capital Management, LLC as Investment Advisor

[Signature Page to Amendment to Forward Purchase Agreement]